Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated February 22, 2013 (except for Notes 1, 3, 10 and 16, as to which the date is May 3, 2013), with respect to the consolidated financial statements of Texas Instruments Incorporated, included in this Current Report (Form 8-K) dated May 3, 2013: Registration Statements (Forms S-8) No. 333-158933, No. 333-158934, No. 33-42172, No. 33-54615, No. 33-61154, No. 333-07127 (as amended), No. 333-41913, No. 333-41919, No. 333-31321 (as amended), No. 333-31323, No. 333-48389, No. 333-44662, No. 333-107759, No. 333-107760, No. 333-107761, No. 333-127021, and No. 333-177235; Registration Statements (Form S-3) No. 333-165045 and No. 333-186803; and Registration Statements (Forms S-4) No. 333-89433 (as amended), No. 333-87199, No. 333-80157 (as amended), and No. 333-41030 (as amended).

/S/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Dallas, Texas
May 3, 2013